         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                     Three Months Ended     Nine Months Ended
                                        September 30          September 30
                                     ------------------     -----------------
                                        1994       1993        1994       1993
                                        ----       ----        ----       ----
Net sales                            $356,243   $299,541  $1,017,264   $895,420

Costs and expenses:
  Cost of products sold               279,109    233,736     792,387    697,222
  Selling, general and
    administrative expenses            41,463     37,050     125,428    118,684
  Research and development              3,597      3,246      10,846      9,930
  Interest expense                      2,111      1,735       5,643      5,522
  Other (income) expense                 (461)    20,454      (1,004)    18,048
  Minority interest in net income         832        445       2,300      1,677
                                     --------   --------  ----------   --------

Income before income taxes             29,592      2,875      81,664     44,337

  Taxes based on income - cash         10,943      9,450      29,771     27,643
  Taxes based on income - deferred        357     (7,550)      1,329    (10,543)
                                     --------   --------  ----------   --------

Net income                           $ 18,292   $    975* $   50,564   $ 27,237*
                                     --------   --------  ----------   --------
                                     --------   --------  ----------   --------

Earnings per share of common stock   $    .35   $    .02* $      .97   $    .53*
                                     --------   --------  ----------   --------
                                     --------   --------  ----------   --------

Cash dividends paid                  $   .135   $   .125  $     .405   $   .375
                                     --------   --------  ----------   --------
                                     --------   --------  ----------   --------

Average common shares and common
  stock equivalents outstanding        51,977     51,759      51,936     51,755
                                     --------   --------  ----------   --------
                                     --------   --------  ----------   --------

* A restructuring charge of $13,100 or 25 cents per share was recorded during the third quarter of 1993. Exclusive of this charge, earnings for the third quarter and nine months of 1993 would have been $14,075 or 27 cents per share and $40,337 or 78 cents per share, respectively.

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)

                                                           Sep 30        Dec 31
                      ASSETS                                1994          1993
                                                            ----          ----
Cash                                                    $  19,337     $   8,911
Accounts receivable - net                                 189,345       161,695
Inventories                                               156,767       127,123
Prepaid expenses and deferred charges                      43,410        39,280
                                                        ---------     ---------
     Total current assets                                 408,859       337,009
                                                        ---------     ---------

Property and equipment, net                               453,640       414,888

Excess of cost of investments in
  subsidiaries over net assets acquired                    29,053        24,814
Other assets                                               13,812        13,056
                                                        ---------     ---------
     Total                                                 42,865        37,870
                                                        ---------     ---------

TOTAL ASSETS                                            $ 905,364     $ 789,767
                                                        ---------     ---------
                                                        ---------     ---------

       LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings                                   $   1,671     $
Current portion of long-term debt                           3,054         4,035
Accounts payable                                          159,214       138,243
Accrued salaries and wages                                 29,559        22,015
Accrued income and other taxes                             17,889        19,896
                                                        ---------     ---------
     Total current liabilities                            211,387       184,189

Long-term debt, less current portion                      173,402       123,215
Deferred taxes                                             37,168        35,813
Other liabilities and deferred credits                     53,009        54,602
                                                        ---------     ---------
     Total liabilities                                    474,966       397,819
                                                        ---------     ---------

Minority interest                                          24,512        21,409
STOCKHOLDERS' EQUITY:
  Common stock (55,723,731 and 55,713,731 shares)           5,572         5,571
  Capital in excess of par value                          101,235       101,153
  Retained income                                         427,745       397,922
  Cumulative translation adjustment                         4,827          (614)
  Common stock held in treasury (4,512,405 shares)       (133,493)     (133,493)
                                                        ---------     ---------

     Total stockholders' equity                           405,886       370,539
                                                        ---------     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 905,364     $ 789,767
                                                        ---------     ---------
                                                        ---------     ---------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)


                                                            Nine Months Ended
                                                               September 30
                                                        -----------------------
                                                            1994          1993
                                                            ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                              $  50,564     $  27,237
NON-CASH ITEMS:
    Depreciation and amortization                          40,568        36,711
    Minority interest                                       2,300         1,677
    Deferred income taxes, non-current portion              1,328        (2,831)
    Loss on sale of property and equipment                    383           865
                                                        ---------     ---------
Cash provided by operations                                95,143        63,659

Net change in receivables, inventories,
  prepaid expenses and payables                           (13,352)        3,804
Net change in deferred charges and credits                 (2,206)        8,148
Other                                                       1,822          (753)
                                                        ---------     ---------

Net cash provided by operating activities                  81,407       74,858
                                                        ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                       (72,112)      (45,255)
Business acquisitions, net of divestitures                (33,248)       (7,684)
Proceeds from sale of property and equipment                3,137           871
Change in long-term receivables                               210           267
                                                        ---------     ---------

Net cash used in investing activities                    (102,013)      (51,801)
                                                        ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in long-term debt                                 49,108        13,000
Change in short-term debt                                     300        (1,351)
Cash dividends paid                                       (20,741)      (19,187)

Purchase of common stock for the treasury                                (1,262)
Subsidiary cash dividends to minority shareholders                       (1,703)
Stock incentive programs                                       83         1,115
                                                        ---------     ---------

Net cash provided (used) by financing activities           28,750        (9,388)
                                                        ---------     ---------

Effect of exchange rates on cash                            2,282        (1,124)
                                                        ---------     ---------

Net increase in cash                                    $  10,426     $  12,545
                                                        ---------     ---------
                                                        ---------     ---------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


TAXES BASED ON INCOME

     The Company's 1994 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.